Exhibit 99.1

VICI PROPERTIES INC. ANNOUNCES FOURTH QUARTER 2017 RESULTS

– Reports Initial Results with Fourth Quarter Diluted EPS of $0.19 per share –

– Completes Formation Transactions and Closes its First Acquisition –

LAS VEGAS, NEVADA – March 8, 2018 – VICI Properties Inc. (NYSE: VICI) (“VICI Properties” or the “Company”), an experiential-asset real estate investment trust, today reported results for the fourth quarter that began on October 6, 2017, the date of the Company’s formation and ended December 31, 2017.

Fourth Quarter Highlights:

•	On October 6, 2017, the Company completed its formation and spin-off from Caesars Entertainment Operating Company.

•	Net revenues for the fourth quarter were $187.6 million and included $181.3 million of rental revenues.

•	Net income attributable to common shareholders was $42.7 million, or $0.19 per diluted share, for the fourth quarter ended December 31, 2017.

•	NAREIT-defined Funds from Operations (“FFO”) attributable to common shareholders was $42.7 million, or $0.19 per diluted share, for the fourth quarter ended December 31, 2017.

•	Adjusted Funds from Operations (“AFFO”) attributable to common shareholders was $84.1 million, or $0.37 per diluted share, for the fourth quarter ended December 31, 2017.

•	On December 22, 2017, the Company completed the following transactions:

•	Acquired all of the land and real property improvements associated with Harrah’s Las Vegas Hotel & Casino (“Harrah’s Las Vegas”) from a subsidiary of Caesars Entertainment Corporation (NASDAQ: CZR) (“Caesars”) for a purchase price of approximately $1.14 billion.

•	Sold approximately 18.4 acres of certain parcels located east of Harrah’s Las Vegas to a subsidiary of Caesars for a sales price of approximately $73.6 million. Such parcel may be incorporated into a larger parcel upon which Caesars may in the future construct a convention center (“Eastside Convention Center.”)

•	Entered into an Amended and Restated Right of First Refusal Agreement pursuant to which VICI Properties has a right of first refusal on any sale-leaseback by Caesars of the gaming facilities of Centaur Holdings, LLC, which are proposed to be acquired by Caesars, and certain income-producing improvements if built by Caesars, subject to certain exclusions.

•	Entered into a new $2.6 billion senior secured credit facility, comprised of a $2.2 billion senior secured term loan facility (the “Term B Loan Facility”) and a $400.0 million senior secured revolving credit facility (the “Revolving Credit Facility”). Borrowings under the facility provided a portion of the proceeds used to purchase the Harrah’s Las Vegas property and to repay certain prior outstanding debt obligations.

•	Sold 54,054,053 shares of our common stock at a price of $18.50 per share in a private placement transaction, for net proceeds of approximately $963.8 million. The net proceeds from the transaction were used to partially fund the purchase price for the Harrah’s Las Vegas property and for working capital and general corporate purposes.

Transaction subsequent to Fourth Quarter:

•	On February 5, 2018, the Company completed an initial public offering of 69,575,000 shares of common stock at an offering price of $20.00 per share for an aggregate offering value of $1,391.5 million, resulting in net proceeds of approximately $1,307.0 million after commissions and expenses. The Company utilized a portion of the net proceeds from the stock offering to: (a) pay down $300.0 million of indebtedness outstanding under the Revolving Credit Facility; (b) redeem $268.4 million in aggregate principal amount of the Second Lien Notes at a redemption price of 108% plus accrued and unpaid interest to the date of the redemption; and (c) repay $100.0 million of the Term Loan B Facility.

Edward Pitoniak, Chief Executive Officer of VICI Properties, said, “We at VICI are proud to be reporting the results of our first quarter since emergence, our strategic accomplishments of late 2017, and the end results of our successful IPO last month. During our initial 150 days or so, we achieved the following: purchased Harrah’s Las Vegas at a 7.7 cap rate on in-place NOI of $87 million, raised $1 billion in equity in a December 2017 equity private placement, refinanced $2.6 billion of debt from L+350 to L+200 post-IPO, raised $1.4 billion in equity in our February 1, 2018 IPO, and de-leveraged substantially since our emergence. These achievements are evidence of the dynamism we promise to bring to our sector and to our REIT. We will build our leadership on our portfolio of irreplaceable assets, our growth strategy and our best-in-class governance and independence.”

Financial Results – Quarter Ended December 31, 2017

Revenue for the fourth quarter was $187.6 million and was comprised of $181.3 million from the real property business and $6.3 million from the golf course business. Real property business revenue of $181.3 million was generated from rent and reimbursements of property taxes, pursuant to the CPLV Lease and the Non-CPLV Lease and Joliet Lease, which became effective on October 6, 2017, and the HLV Lease, which became effective on December 22, 2017.

Net income attributable to common shareholders was $42.7 million, or $0.19 per diluted share, for the fourth quarter ended December 31, 2017.

FFO attributable to common shareholders was $42.7 million, or $0.19 per diluted share, for the fourth quarter ended December 31, 2017.

AFFO attributable to common shareholders was $84.1 million, or $0.37 per diluted share, for the fourth quarter ended December 31, 2017.

Balance Sheet

As of December 31, 2017, the Company had $4.8 billion in total debt and $183.6 million in cash and cash equivalents. The Company’s capitalization as of December 31, 2017 was as follows:

(in millions)	December 31, 2017
Revolving Credit Facility	$300.0
Term Loan B Facility	2,200.0
CPLV CMBS Debt	1,550.0
Second Lien Notes	766.9

Total debt outstanding, face value	$4,816.9

Cash and cash equivalents	$183.6

Subsequent to the end of the quarter, on February 5, 2018, the Company completed its initial public offering and received net proceeds of approximately $1,307.0 million after underwriting discounts and commissions and expenses. Such proceeds were used as follows:

(in millions)	Use of IPO Proceeds
Repayment of Borrowings Under Revolving Credit Facility	$300.0
Repayment of Term Loan B Facility	100.0
Redemption of a portion of Second Lien Notes	268.4
Premium paid to retire portion of Second Lien Notes	21.5
Proceeds retained for general business purposes	617.1

Total uses of proceeds	$1,307.0

Conference Call and Webcast

The Company will host a conference call and audio webcast on Friday, March 9, 2018 at 11:00 a.m. Eastern Time (ET), during which management will discuss the fourth quarter results and provide commentary on business performance. A question and answer session with analysts and investors will follow the prepared remarks.

The conference call can be accessed by dialing 866-393-4306 (domestic) or 734-385-2616 (international). An audio replay of the conference call will be available from 1:00 p.m. ET on March 9, 2018 through March 15, 2018 and can be accessed by dialing 855-859-2056 (domestic) or 404-537-3406 (international) and entering the passcode 5999887.

A live audio webcast of the conference call will be available through the “Investors” section of the Company’s website, www.viciproperties.com. A replay of the webcast will be archived on the Company’s website.

About VICI Properties

VICI Properties is an experiential real estate investment trust that owns one of the largest portfolios of market-leading gaming, hospitality and entertainment destinations, including the world-renowned Caesars Palace. VICI Properties’ national, geographically diverse portfolio consists of 20 gaming facilities comprising over 36 million square feet and features approximately 14,500 hotel rooms and more than 150 restaurants, bars and nightclubs. Its properties are leased to leading brands such as Caesars, Horseshoe, Harrah’s and Bally’s, which prioritize customer loyalty and value through great service, superior products and constant innovation. VICI Properties also owns four championship golf courses and 34 acres of undeveloped land adjacent to the Las Vegas Strip. VICI Properties’ strategy is to create the nation’s highest quality and most productive experiential real estate portfolio. For additional information, please visit www.viciproperties.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects,” and similar expressions that do not relate to historical matters. All statements other than statements of historical fact are forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance, or achievements. Important risk factors that may affect the Company’s business, results of operations and financial position are detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as may be required by applicable law.

Non-GAAP Financial Measures

This press release presents Funds From Operations (“FFO”), FFO per diluted share, Adjusted Funds From Operations (“AFFO”), AFFO per diluted share and Adjusted EBITDA, which are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). These are non-GAAP financial measures and should not be construed as alternatives to net income or as an indicator of operating performance (as determined in accordance with GAAP). We believe FFO, FFO per diluted share, AFFO, AFFO per diluted share and Adjusted EBITDA provide a meaningful perspective of the underlying operating performance of our business.

FFO is a non-GAAP financial measure that is considered a supplemental measure for the real estate industry and a supplement to GAAP measures. Consistent with the definition used by The National Association of Real Estate Investment Trusts (“NAREIT”), we define FFO as net income (or loss) (computed in accordance with GAAP) excluding gains (or losses) from sales of property plus real estate depreciation. AFFO is a non-GAAP measure that is used as a supplemental operating measure specifically for comparing year over year ability to fund dividend distribution from operating activities. AFFO is used by us as a basis to address our ability to fund our dividend payments. We calculate AFFO by adding or subtracting from FFO direct financing lease adjustments, transaction costs incurred in connection with the acquisition of real estate investments, non-cash stock-based compensation expense, amortization of debt issuance costs and original issue discount, other non-cash interest expense, non-real estate depreciation (which is comprised of the depreciation related to our golf course operations), impairment charges on non-real estate assets, amortization of capitalized leasing costs and debt extinguishment gains and losses.

We define Adjusted EBITDA as net income as adjusted for gains (or losses) from sales of property, real estate depreciation, direct financing lease adjustments, transaction costs incurred in connection with the acquisition of real estate investments, non-cash stock-based compensation expense, amortization of debt issuance costs and original issue discount, other non-cash interest expense, non-real estate depreciation (which is comprised of the depreciation related to our golf course operations), impairment charges on non-real estate assets, amortization of capitalized leasing costs, debt extinguishment gains and losses, provision for income taxes and interest expense, net.

In our calculation of AFFO and Adjusted EBITDA, while we do not label transaction costs incurred in connection with the acquisition of real estate investments as non-recurring, infrequent, or unusual, management believes that it is helpful to adjust for these expenses when they do occur to allow for comparability of results between periods because each acquisition is (and will be) of varying size and complexity and may involve different types of expenses depending on the type of property being acquired and from whom.

Because not all companies calculate FFO, FFO per diluted share, AFFO, AFFO per diluted share and Adjusted EBITDA in the same way we do and other companies may not perform such calculations, those measures as used by other companies may not be consistent with the way we calculate such measures and should not be considered as alternative measures of operating income or net income. Our presentation of these measures does not replace the presentation of our financial results in accordance with GAAP.

Reconciliation of net income to FFO, FFO per diluted share, AFFO, AFFO per diluted share and Adjusted EBITDA are included in this release.

VICI Properties Inc.

Consolidated Statement of Operations

(amounts in thousands, except share and per share data)

For the period October 6, 2017 to December 31, 2017
Revenues
Earned income from direct financing leases	$150,171
Rental income from operating leases	11,529
Tenant reimbursement of property taxes	19,558
Golf-related	6,351

Net revenues	187,609
Operating expenses
General and administrative	9,939
Depreciation	751
Property taxes	19,558
Golf-related	4,126
Acquisition and transaction expenses	9,039

Total operating expenses	43,413

Operating income	144,196
Interest expense	(63,354)
Interest income	282
Loss from extinguishment of debt	(38,488)

Income before taxes	42,636
Income tax benefit	1,901

Net income	44,537
Less: Net income attributable to noncontrolling interest	1,875

Net income attributable to common shareholders	$42,662

Weighted average number of common shares outstanding
Basic	227,828,844
Diluted	227,985,982
Common per share data
Basic	$0.19
Diluted	$0.19

VICI Properties Inc.

Reconciliation of Net Income to FFO, Adjusted FFO and Adjusted EBITDA

(amounts in thousands, except share and per share data)

For the period October 6, 2017 to December 31, 2017
Net income attributable to common shareholders	$42,662
Real estate depreciation	—

Funds From Operations (FFO)	42,662
Direct financing lease adjustments attributable to common shareholders	(8,362)
Loss on extinguishment of debt	38,488
Acquisition and transaction costs	9,039
Non-cash stock compensation	1,385
Amortization of debt issuance costs and original issue discount	156
Other depreciation	751

Adjusted Funds From Operations (AFFO)	84,119
Interest expense, net	62,916
Income tax benefit	(1,901)

Adjusted EBITDA	$145,134

Weighted average number of common shares outstanding
Diluted	227,985,982
FFO per share
Diluted	$0.19
AFFO per share
Diluted	$0.37

Investor Contacts: Investors@viciproperties.com (725) 201-6415 Or ICR Jacques Cornet Jacques.Cornet@icrinc.com	Media Contacts: PR@viciproperties.com (725) 201-6414 Or ICR Phil Denning and Jason Chudoba Phil.Denning@icrinc.com, (646) 277-1258 Jason.Chudoba@icrinc.com, (646) 277-1249